 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-283312
PROSPECTUS SUPPLEMENT
(To Prospectus dated November 29, 2024)
4,590,164 Shares
Common Stock
We are offering for sale 4,590,164 shares of our common stock, $0.01 par value per share (our “common stock”). Our common stock is listed on the NASDAQ Global Select Market under the symbol “FFIC.” The last reported closing price of our common stock on the NASDAQ Global Select Market on December 11, 2024 was $17.41 per share.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
	Per Share	Total(1)
Public offering price	$15.25	$70,000,001
Underwriting discount(2)	$0.80	$3,675,000
Proceeds, before expenses, to us	$14.45	$66,325,001

(1)
Assumes no exercise of the underwriters’ option to purchase additional shares described below.

(2)
See “Underwriting” in this prospectus supplement for details regarding the underwriters’ compensation.

We have granted the underwriters an option to purchase up to an additional 688,524 shares of common stock within 30 days from the date of this prospectus supplement on the same terms and conditions set forth above.
None of the U.S. Securities and Exchange Commission (the “SEC”), any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the New York Department of Financial Services (the “NYDFS”), or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Shares of our common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Flushing Financial Corporation (“FFIC”) and are not insured or guaranteed by the FDIC or any other governmental agency.
The underwriters expect to deliver the shares of common stock to purchasers in book-entry form through the facilities of The Depository Trust Company, against payment on or about December 16, 2024. See “Underwriting” in this prospectus supplement for details.
Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Piper Sandler	Raymond James
The date of this prospectus supplement is December 12, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless the context indicates otherwise, the terms “FFIC,” the “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to Flushing Financial Corporation and its subsidiaries.
References to the “Bank” refer to Flushing Bank. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.
This prospectus supplement and the accompanying prospectus are part of a shelf registration statement on Form S-3 that we filed with the SEC. The registration statement incorporates by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you via the SEC’s website at www.sec.gov or without charge upon written or oral request to FFIC at the address or telephone number indicated in the section entitled “Incorporation of Certain Documents by Reference” in this prospectus supplement.
This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the common stock and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated November 29, 2024, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the common stock we are offering for sale, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” prepared by or on behalf of us or to which we may have referred you. We are not responsible for, and provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Before you invest in the common stock, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Incorporation of Certain Documents by Reference.”
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports filed electronically with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov.
We also maintain an Internet site where you can find additional information about us, including our SEC filings. The address of our Internet site is www.flushingbank.com. All Internet addresses provided in this prospectus supplement or in the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described in this prospectus supplement or in the accompanying prospectus, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or in the accompanying prospectus or other offering materials.

S-ii

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” much of the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and the accompanying prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering of the common stock described in this prospectus supplement; provided, however, that we are not incorporating by reference any documents, portions of documents or other information deemed to have been “furnished” and not “filed” with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 6, 2024, August 8, 2024 and November 5, 2024, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 26, 2024 (with respect to Items 4.02 and 8.01), March 21, 2024, May 30, 2024, June 18, 2024 and September 17, 2024;

•
those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2024, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023; and

•
the description of our common stock contained in the registration statement on Form 8-A, filed with the SEC on September 30, 1996, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

Upon request, we will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents that are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to Flushing Financial Corporation, Attn: Secretary, 220 RXR Plaza, Uniondale, New York 11556; Telephone: (718) 961-5400.
You should rely only on the information incorporated by reference or set forth in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information.

S-iii

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. These statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control and that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.
All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of FFIC to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others:
•
changes in market interest rates may significantly impact our financial condition and results of operations;

•
our lending activities involve risks that may be exacerbated depending on the mix of loan types;

•
failure to effectively manage our liquidity could significantly impact our financial condition and results of operations;

•
our ability to obtain brokered deposits as an additional funding source could be limited;

•
the markets in which we operate are highly competitive;

•
our results of operations may be adversely affected by changes in national and/or local economic conditions;

•
changes in laws and regulations could adversely affect our business;

•
current conditions in, and regulation of, the banking industry may have a material adverse effect on our financial condition and results of operations;

•
a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber-attacks, could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses;

•
changes in cybersecurity or privacy regulations may increase our compliance costs, limit our ability to gain insight from data and lead to increased regulatory scrutiny;

•
we may experience increased delays in foreclosure proceedings;

•
our inability to hire or retain key personnel could adversely affect our business;

•
we are not required to pay dividends on our common stock;

•
our financial results may be adversely impacted by global climate changes; and

•
our financial results may be adversely impacted by environmental, social and governance requirements.

These and other factors are more fully described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 6, 2024, August 8, 2024 and November 5, 2024, respectively, and other factors discussed in the filings we make with the SEC under the Exchange Act.
All forward-looking statements attributable to our Company are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we disclaim any obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise. There is no assurance that future results, levels of activity, performance or goals will be achieved.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” in this prospectus supplement, in our Annual Report on Form 10-K for the year ended December 31, 2023, in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and in other documents that we subsequently file with the SEC. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Note Concerning Forward-Looking Statements” in this prospectus supplement.
Overview
FFIC is a Delaware corporation organized in 1994. The Bank was organized in 1929 as a New York State-chartered mutual savings bank. Today the Bank operates as a full-service New York State commercial bank. Our primary business is the operation of the Bank. The Bank owns two subsidiaries: Flushing Service Corporation and FSB Properties Inc. The Bank also operates an internet branch (the “Internet Branch”), which operates under the brands of iGObanking.com® and BankPurely®. The activities of FFIC are primarily funded by dividends, if any, received from the Bank, issuances of subordinated debt and junior subordinated debt, and issuances of equity securities. FFIC’s common stock is traded on the NASDAQ Global Select Market under the symbol “FFIC.”
FFIC also owns Flushing Financial Capital Trust II, Flushing Financial Capital Trust III and Flushing Financial Capital Trust IV (the “Trusts”), which are special purpose business trusts formed to issue a total of $60.0 million of capital securities and $1.9 million of common securities (which are the only voting securities). FFIC owns 100% of the common securities of the Trusts. The Trusts used the proceeds from the issuance of these securities to purchase junior subordinated debentures from FFIC. The Trusts are not included in our consolidated financial statements as we would not absorb the losses of the Trusts if losses were to occur.
At September 30, 2024, FFIC had total assets of $9.3 billion, due to depositors of $7.6 billion (including mortgage escrow deposits) and stockholders’ equity of $666.9 million.
Corporate Information
Our executive offices are located at 220 RXR Plaza, Uniondale, New York 11556. Our telephone number at this address is (718) 961-5400 and our website is www.flushingbank.com. The information on our website is not part of this prospectus supplement.

THE OFFERING
The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the common stock and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the common stock. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, carefully before making a decision about whether to invest in the common stock. For a more complete description of the common stock, you should read the section of the accompanying prospectus entitled “Description of Common Stock.”
Issuer
Flushing Financial Corporation, a Delaware corporation and a bank holding company.
Shares of common stock offered by us
4,590,164 shares (or 5,278,688 shares if the underwriters exercise in full their option to purchase additional shares).
Shares of common stock to be outstanding after the offering
33,659,067 shares (or 34,347,591 shares if the underwriters exercise in full their option to purchase additional shares).
Public offering price per share
$15.25
Use of Proceeds
We intend to use the net proceeds of this offering for general corporate purposes, including investing a portion of the net proceeds into the Bank to support the Bank’s capital ratios in connection with the potential repositioning of a substantial portion of our available-for-sale securities portfolio as well as a potential sale of certain of our commercial real estate loans, as described in more detail under the heading “Use of Proceeds.”
Lock-up agreements
All of our executive officers and all of our directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. See “Underwriting — Lock-Up Agreements.”
Listing and trading symbol
Our common stock is traded on NASDAQ Global Select Market under the symbol “FFIC.”
Risk Factors
Investing in shares of our common stock involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our common stock set forth under “Risk Factors” beginning on page S-4 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including those under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented by our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024 for a discussion of factors that you should carefully consider before deciding whether to invest in shares our common stock.

Unless otherwise noted, references in this prospectus supplement to the number of shares of our common stock outstanding after this offering are based on 29,068,903 shares of our common stock issued and outstanding as of September 30, 2024. Except as otherwise indicated, the information in this prospectus supplement:
•
excludes 533,950 unvested restricted stock units granted under our 2024 Omnibus Incentive Plan (the “2024 Plan”) and 2014 Omnibus Incentive Plan (the “2014 Plan” and together with the 2024 Plan, the “Omnibus Incentive Plans”);

•
excludes 209,650 shares of unvested performance based restricted stock units (assuming attainment of performance goal at target) granted under the Omnibus Incentive Plans;

•
excludes 974,000 shares of common stock reserved for issuance under our Omnibus Incentive Plans; and

•
assumes no exercise of the underwriters’ option to purchase additional shares of our common stock.

RISK FACTORS
An investment in our securities is subject to risks inherent to our business and to our securities. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Cautionary Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.
Risk Factors Related to an Investment in Our Common Stock and the Offering
The holders of our debt obligations and preferred stock, if any, will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest and dividends.
In any liquidation, dissolution or winding up of the Company, our common stock would rank below all claims of debt holders against us as well as any preferred stock that has been issued. As of September 30, 2024, we had outstanding an aggregate of $188.2 million of subordinated debentures and $47.9 million of junior subordinated debentures held by the Trusts. We currently have no outstanding preferred stock, but are authorized to issue up to 5,000,000 shares of preferred stock under our amended certificate of incorporation. We could incur future debt obligations or issue preferred stock in the future to raise additional capital. In such event, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after our obligations to the debt holders are satisfied and holders of subordinated debt and senior equity securities, including preferred shares, if any, have received any payment or distribution due to them. In addition, we are required to pay interest on the subordinated debentures and dividends on the trust preferred securities and preferred stock before we are able to pay any dividends on our common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.
An investment in our common stock is not insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries, so you could lose some or all of your investment.
An investment in our common stock is not a savings account, deposit or other obligation of the Bank or any of our non-bank subsidiaries and is not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer.
Investment in our common stock is inherently risky for the reasons described herein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.
Our management will have broad discretion in allocating the net proceeds of the offering. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock.
We intend to use the net proceeds of this offering for general corporate purposes, including investing a portion of the net proceeds into the Bank to support the Bank’s capital ratios in connection with the potential repositioning of a substantial portion of our available-for-sale securities portfolio as well as a potential sale of certain of our commercial real estate loans, as described in more detail under the heading “Use of Proceeds.” The repositioning transactions and their results, as well as their outcome for the Company and the Bank, will be subject to market conditions and other factors. If we do not complete the repositioning transactions, or if the repositioning transactions do not have the anticipated results, then we may not fully realize the anticipated benefits of such transactions and any new capital raised may not be deployed as effectively as possible to increase profitability and growth. As a result, the market price of our common stock may be adversely affected.
The stock price of financial institutions, like the Company, may fluctuate significantly.
We cannot predict the prices at which our shares of common stock will continue to trade. You should consider an investment in our common stock to be risky. The trading price has been, and may in the future be, highly volatile, which may make it difficult for you to resell your shares at the volume, prices and times desired. There are many factors that may affect the market price and trading volume of our shares of common stock, including the factors described in this “Risk Factors” section, and other factors, most of which are outside of our control.
Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company or industry. These broad market fluctuations, as well as general economic, systemic, political and market conditions, including recessions, loss of investor confidence, and interest rate changes, may negatively affect the market price of our common stock. Increased market volatility may materially and adversely affect the market price of our common stock, which could make it difficult to sell your shares at the volume, prices and times desired.
We can issue additional equity securities, which would dilute our issued and outstanding common stock.
We are authorized to issue up to 100,000,000 shares of our common stock. Following the completion of this offering, and assuming no exercise of the underwriters’ option to purchase additional shares, we will have issued and outstanding 33,659,067 shares of our common stock (or 34,347,591 shares if the underwriters exercise their option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). All of our executive officers and all of our directors holding, in the aggregate, 1,818,191 shares of our common stock as of September 30, 2024 (representing approximately 6.25% of our outstanding shares of common stock as of such date), have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement (the “Lock-Up Period”), subject to certain exceptions. See the section entitled “Underwriting.” Following the expiration of the Lock-Up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirement and volume limitations. In addition, the underwriters, at any time and with notice, may release all or any portion of the common stock subject to such lock-up restrictions. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements and may be freely resold at any time, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. See the section entitled “Underwriting.”
The market price for our common stock may decline significantly when the restrictions on resale by our existing shareholders lapse. We may also issue additional shares in the future for various purposes without any action or approval by our shareholders, and these shares, once issued, will be available for sale into the public market, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. Actual or anticipated issuances or sales of substantial additional amounts of our common stock following this offering could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future on favorable terms, or at all. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. Further, a decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

Certain provisions of our amended certificate of incorporation and amended and restated bylaws, Delaware law, and U.S. banking laws could have anti-takeover effects.
Certain provisions of our amended certificate of incorporation and amended and restated bylaws, as well as Delaware law, and the Bank Holding Company Act, and Change in Bank Control Act, could delay or prevent a change of control that you may favor. Our amended certificate of incorporation and amended and restated bylaws include certain provisions that could delay a takeover or change in control of us, including: the exclusive right of our board to fill any director vacancy; advance notice requirements for stockholder proposals and director nominations; and supermajority vote requirements for business combinations.
The business combination provisions of the Delaware General Corporation Law could prohibit or delay mergers or other takeovers or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company. In general such provisions prohibit an “interested stockholder” (i.e., a person who owns 15% or more of our outstanding voting stock) from engaging in various business combination transactions with our company, unless (a) the business combination transaction, or the transaction in which the interested stockholder became an interested stockholder, was approved by the Company’s Board of Directors (the “Board of Directors”) prior to the interested stockholder’s stock acquisition date, (b) the business combination transaction was approved by the disinterested stockholders at a meeting called no earlier than three years after the interested stockholder’s stock acquisition date, or (c) if the business combination transaction takes place no earlier than three years after the interested stockholder’s stock acquisition date, the price paid to all the stockholders under such transaction meets statutory criteria.
If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or change their recommendations regarding our common stock or if our operating results do not meet their expectations, the market price of our common stock and trading volume could decline.
The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or our operating results do not meet their expectations, either absolutely or relative to our competitors, the market price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price of our common stock or trading volume to decline. If we fail to meet the expectations of analysts for our operating results, the market price of our common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause the market price of our common stock and trading volume to decline.
We depend on the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy our obligations.
We are a bank holding company with no material activities other than activities incidental to holding the common stock of the Bank. Our principal source of funds to pay distributions on our common stock and service any of our obligations, other than further issuances of securities, is dividends received from the Bank. The Company is a legal entity separate and distinct from the Bank. Furthermore, the Bank is not obligated to pay dividends to us, and any dividends paid to us would depend on the earnings or financial condition of the Bank, various business considerations, and applicable law and regulation. As is generally the case for banking institutions, the profitability of the Bank is subject to the fluctuating cost and availability of money, changes in interest rates, and economic conditions in general. In addition, various federal and state statutes and regulations limit the amount of dividends that the Bank may pay to us without regulatory approval.

We cannot guarantee the timing, amount or payment of any dividends on our common stock.
We currently expect that we will continue to pay quarterly cash dividends. The timing, declaration, amount and payment of any future dividends to stockholders will fall within the discretion of our Board of Directors. The Board of Directors’ decisions regarding the payment of dividends will depend on many factors, such as our financial condition, earnings, corporate strategy, capital requirements, debt service obligations, industry practice, legal requirements, regulatory constraints, and other factors that the Board of Directors deems relevant.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $65,565,001 after deducting the underwriting discount and our estimated offering expenses and assuming no exercise of the underwriters’ overallotment option.
We intend to use the net proceeds of this offering for general corporate purposes, including investing a portion of the net proceeds into the Bank to support the Bank’s capital ratios in connection with the potential repositioning of a substantial portion of our available-for-sale securities portfolio as well as a potential sale of certain of our commercial real estate loans. The timing and execution of the repositioning transactions will be dependent on market conditions. We expect that the repositioning transactions will involve the following:
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The sale of debt securities with an amortized cost basis of approximately $400 million – $500 million with an average yield of approximately 2.05% as of September 30, 2024. The securities we anticipate selling have a weighted average life of approximately 7 years.

•
The sale of performing loans in an aggregate amount of approximately $100 million with a weighted average yield of approximately 3.60% and risk-weighting of approximately 50% – 100% as of September 30, 2024.

•
Based upon our current estimates of market pricing, we expect to recognize a pre-tax loss related to the repositioning of approximately $85 million in the fourth quarter of 2024;

•
The reduction in government banking deposits of approximately $150 million with a weighted average cost of approximately 4.45% as of September 30, 2024; and

•
The subsequent purchase of debt securities with current-market yields. Depending on the amount of funds available from the sale of our debt securities, we expect to purchase approximately $405 million of new debt securities to be classified as available-for-sale securities. Based on current market rates, we estimate the new securities would have an estimated aggregate yield of approximately 5.50%, but the actual yield will depend on market conditions at the time of purchase.

After giving affect to the anticipated repositioning transactions and the net proceeds of the offering, on a consolidated basis the pro forma TCE/TA ratio would have been 7.6%, the pro forma Tier 1 leverage ratio would have been 8.1%, the pro forma Tier 1 risk-based capital ratio would have been 11.0%, and the pro forma Total risk-based capital ratio would have been 14.5% as of September 30, 2024.
We intend to undertake the repositioning transactions outlined above with the objective of increasing the profitability of our investment portfolio, improving liquidity, strengthening our capital position and supporting future growth. The repositioning transactions and their results, as well as their outcomes for the Company and the Bank, will be subject to market conditions and other factors. Our management will have broad discretion in the use of the net proceeds of the offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION
The following table shows our capitalization at September 30, 2024:
(1)
on a consolidated basis; and

(2)
on a consolidated basis as adjusted to give effect to the issuance and sale of the common stock in this offering (after deducting the underwriting discount and estimated offering expenses, and assuming no exercise of the underwriters’ overallotment option).

The “as adjusted” information presented does not reflect results of the potential balance sheet repositioning described in more detail under the heading “Use of Proceeds.”
This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” included elsewhere in this prospectus supplement and the risk factors and the consolidated financial statements and related notes of FFIC for the year ended December 31, 2023 and the quarter ended September 30, 2024, and the other financial information that is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”
	As of September 30, 2024
(Dollars in thousands)	Actual	As adjusted for this offering(2)
Cash and Cash Equivalents	$267,643	$333,208
Liabilities and Stockholders’ Equity:
Due to Depositors:
Non-interest bearing	$860,930	$860,930
Interest bearing	6,638,093	6,638,093
Total due to depositors	7,499,023	7,499,023
Mortgagors’ escrow deposits	73,372	73,372
Federal Home Loan Bank advances and other borrowings	610,050	610,050
Subordinated debentures	188,150	188,150
Junior Subordinated debentures	47,923	47,923
All other liabilities	195,477	195,477
Total liabilities	8,613,995	8,613,995
Stockholders’ Equity:
Common stock, $0.01 par value (100,000,000 shares authorized; 34,087,623 shares issued at September 30, 2024; 29,068,903 shares outstanding at September 30, 2024, actual, and 38,677,787 shares issued and 33,659,067 shares outstanding, as adjusted)	341	387
Additional paid-in capital	261,274	326,793
Treasury stock, at average cost (actual and as adjusted)	(101,633)	(101,633)
Retained earnings	547,708	547,708
Accumulated other comprehensive loss	(40,799)	(40,799)
Total stockholders’ equity	666,891	732,456
Total liabilities and stockholders’ equity	$9,280,886	$9,346,451
Capital Ratios(1)
Common equity Tier 1 capital ratio	10.16%	11.13%
Tier 1 risk-based capital ratio	10.84%	11.80%
Total risk-based capital ratio	14.24%	15.21%
Tier 1 leverage ratio	7.91%	8.55%

(1)
The as adjusted calculations for the risk-based capital ratios for FFIC assume that the net proceeds from the sale of the common stock are invested in assets that carry a 0% risk weighting as of September 30, 2024.

(2)
Does not give effect to the application of the net proceeds of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON U.S. HOLDERS
The following is a summary of certain material United States federal income tax consequences of the purchase, ownership and disposition of our common stock by a non-U.S. holder (as defined below) that acquires our common stock in this offering and holds our common stock as a “capital asset” (generally, property held for investment). This summary is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to change or differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could result in U.S. federal income tax consequences that differ from those summarized below. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to any of the U.S. federal income tax consequences discussed below and there can be no assurance that the IRS would not assert, or that a court would not sustain, positions contrary to those described in this summary.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their individual circumstances, or to investors subject to special treatment under U.S. federal income tax laws, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities, persons liable for the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, U.S. expatriates and former citizens or long-term residents of the United States, “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to special tax accounting rules under Code Section 451(b), or persons that will hold our common stock as a position in a “hedging transaction,” “straddle,” “conversion transaction” or other risk reduction transaction. This summary does not address all aspects of U.S. federal income taxes, such as consequences under the Medicare contribution tax or the alternative minimum tax. Further, this summary does not address the consequences under any U.S. federal tax laws other than U.S. federal income tax laws, such as U.S. federal estate or gift tax laws, and does not address the consequences under the tax laws of any state, local, or non-U.S. jurisdiction.
As used in this summary, the terms “non-U.S. holder” or “you” refer to a beneficial owner of our common stock that for U.S. federal income tax purposes is neither a partnership (including any entity or arrangement treated as a partnership for such purposes) nor a “United States person” which term refers to any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity or arrangement taxable for U.S. federal income tax purposes as a corporation) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust which (1) is subject to the primary supervision of a court within the United States and one or more United States persons as defined under Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are treated as a partner in such an entity holding our common stock, you should consult your tax advisor as to the U.S. federal income tax consequences applicable to you.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL OR TAX ADVICE TO ANY PROSPECTIVE PURCHASER OF OUR COMMON STOCK. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR

GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Distributions
Distributions paid with respect to our common stock generally will be treated as dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions not treated as dividends for U.S. federal income tax purposes first will constitute a return of capital and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income and in “— Information Reporting and Backup Withholding” and in “— Foreign Account Tax Compliance Act”, dividends paid to a non-U.S. holder of our common stock will be subject to United States federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty, provided the non-U.S. holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. If a non-U.S. holder holds the stock through a financial institution or other intermediary, the non-U.S. holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A non-U.S. holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult with their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. holders should consult with their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or other taxable disposition of our common stock unless:
•
you are a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met;

•
the gain is effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, you maintain a permanent establishment or fixed base in the United States to which such gain is attributable); or

•
our common stock constitutes a United States real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes, at any time within the shorter of the five-year period preceding such disposition or your holding period for our common stock, and certain other conditions are satisfied.

Gain described in the first bullet point above will be subject to a flat 30% tax (or such lower rate as specified by any applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates in the same manner as if such holder were a resident of the United States. Such gain generally will be capital gain and generally will be a long-term capital gain taxed at preferential rates if such non-U.S. holder held our common stock for more than one year prior to the sale or other disposition. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our worldwide real property interests plus certain other business assets, there can be no assurance that we are not or will not become a USRPHC. Generally, a corporation is a USRPHC only if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other business assets.
Even if we are or were to become a USRPHC, gain arising from a non-U.S. holder’s sale or other taxable disposition of our common stock will not be subject to U.S. federal income tax if our common stock is regularly traded on an established securities market (within the meaning of Code Section 897(c)(3)) and the non-U.S. holder actually and constructively owns 5% or less of our common stock throughout the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, our common stock. Please note, though, that we can provide no assurance that our common stock will be or remain regularly traded.
If we are or were to become a USRPHC and either our common stock is not regularly traded on an established securities market or you hold, or are treated as holding, more than 5% of our outstanding common stock, directly or indirectly, during the applicable testing period, you will generally be taxed on any gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business, except that the branch profits tax generally will not apply. If we are a USRPHC and our common stock is not regularly traded on an established securities market, your proceeds received on the disposition of shares will also generally be subject to withholding at a rate of 15%. You are encouraged to consult your own tax advisors regarding the possible consequences to you if we are, or were to become, a USRPHC.
Information Reporting and Backup Withholding
Annual reporting to the IRS and to each non-U.S. holder will be required with respect to the amount of dividends paid to such non-U.S. holder and the amount, if any, of tax withheld with respect to such dividends. This information may also be made available to the tax authorities in the non-U.S. holder’s country of residence. Dividends generally are not subject to “backup withholding” provided that the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the non-U.S. Holder properly certifies as to its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI), or otherwise establishes an exemption.
The payment of the proceeds of the sale or other disposition of our common stock to within the United States or conducted through certain U.S.-related brokers will generally not be subject to both backup withholding or information reporting if the non-U.S. holder certifies its non-U.S. status (usually by completing an IRS Form W-8BEN, Form W-8BEN-E or Form W-8ECI), and the withholding agent does not have actual knowledge or reason to know that you are a United States person, or the non-U.S. holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting. This exception may not apply, however, if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from payments made to a non-U.S. holder may be refunded or credited against such non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, known as the Foreign Account Tax Compliance Act, and the relevant administrative guidance thereunder (collectively “FATCA”), generally impose a withholding tax of 30% on dividends on our common stock paid to a foreign entity that is:
•
a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•
a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Although withholding under FATCA would have applied to payments of gross proceeds from the taxable disposition of our common stock under the applicable Code provision, proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An inter-governmental agreement between the United States and an applicable non-U.S. country may modify such requirements. Prospective investors should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

UNDERWRITING
We have entered into an underwriting agreement with Keefe, Bruyette & Woods, Inc., Piper Sandler & Co. and Raymond James & Associates, Inc. (collectively, the “underwriters”) with respect to the common stock being offered for sale pursuant to this prospectus supplement. Subject to certain conditions, each underwriter has agreed, severally and not jointly, to purchase the number of shares of our common stock set forth next to its name in the following table.
Underwriters	Number of Shares
Keefe, Bruyette & Woods, Inc.	1,530,055
Piper Sandler & Co.	1,530,055
Raymond James & Associates, Inc.	1,530,054
Total	4,590,164
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriters have agreed, severally and not jointly, to purchase all of the shares offered hereby if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated under certain circumstances. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares offered hereby subject to their acceptance of such shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commission and Expenses
Shares of our common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. This underwriting discount will also apply to any shares of common stock purchased pursuant to the overallotment option. Any shares of common stock sold by the underwriters to securities dealers may be sold at the initial public offering price less a concession not in excess of $0.480375 per share. If all of the shares of our common stock are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the public offering price, the underwriting discount and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.
	Per Share	No Exercise of Overallotment Option	Full Exercise of Overallotment Option
Public offering price	$15.25	$70,000,001	$80,499,992
Underwriting discounts and commissions paid by us(1)	$0.80	$3,675,000	$4,226,250
Proceeds to us, before expenses	$14.45	$66,325,001	$76,273,742

(1)
We have agreed to reimburse the underwriters up to $150,000 for certain expenses in connection with this offering. Such reimbursement is deemed underwriter compensation by the Financial Industry Regulatory Authority (“FINRA”).

We estimate expenses payable by us in connection with this offering, other than, in each case, underwriting discounts and commissions, will be approximately $760,000.

Overallotment Option
We have granted an option to the underwriters to purchase up to an additional 688,524 shares of common stock offered hereby at the public offering price, less the underwriting discounts and commissions, within 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares of common stock proportionate to that underwriter’s initial principal amount reflected in the table above.
NASDAQ Listing
Our common stock is listed on the NASDAQ Global Select Market under the symbol “FFIC.”
Lock-Up Agreements
All of our executive officers and all of our directors, have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 90 days after the date of this prospectus supplement, without the prior written consent of each of the underwriters, not to:
•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, make any short sale or hedge, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether held on the date of this prospectus supplement or acquired after the date of this prospectus supplement;

•
make any demand for or exercise any right with respect to, the registration of any of our common stock or any security convertible into or exercisable or exchangeable for our common stock;

•
enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise; or

•
publicly announce any intention to do any of the foregoing.

The foregoing restrictions are subject to customary exceptions.
The underwriters may, in their discretion and at any time and from time to time, with notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.
Stabilization
In connection with this offering, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase our common stock in the open market for the purpose of pegging, fixing or maintaining the price of common stock. Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the our common stock to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue such activities at any time without notice.
Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Activities and Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities or instruments issued by us and our affiliates. If the underwriters or their affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the shares of common stock offered hereby. Any such short positions could adversely affect future trading price of the common stock offered hereby. The underwriters and their affiliates may also communicate independent investment recommendations, market color or trading ideas or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

LEGAL MATTERS
The validity of the shares of common stock offered hereby will be passed upon for FFIC by Hughes Hubbard & Reed LLP, New York, NY. Certain legal matters related to the offering will be passed upon for the underwriters by Luse Gorman, PC, Washington, D.C.
EXPERTS
The consolidated financial statements of FFIC as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS
FLUSHING FINANCIAL CORPORATION
$400,000,000
Debt Securities
Preferred Stock
Depository Shares
Common Stock
Warrants
Units

These securities may be offered and sold from time to time by us in one or more offerings, up to a total dollar amount of $400,000,000 (or the equivalent in foreign currency or currency units). We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in these securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.
Flushing Financial Corporation’s common stock is traded on the NASDAQ Global Select Market under the symbol “FFIC.”

Investing in the securities involves certain risks. See “ Risk Factors “ beginning on page 6 of this prospectus and on page 44 of our annual report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.
These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.
These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this prospectus is November 29, 2024.

In this prospectus, unless the context indicates otherwise, references to the “Holding Company” “we,” “our” and “us” refer to the activities and the assets and liabilities of Flushing Financial Corporation, including its subsidiaries.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include and our representatives may from time to time make projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about our business and management’s beliefs and assumptions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “projections,” “goals,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.
Future Factors include that:
•
changes in interest rates may significantly impact our financial condition and results of operations;

•
our lending activities involve risks that may be exacerbated depending on the mix of loan types;

•
failure to effectively manage our liquidity could significantly impact our financial condition and results of operations;

•
our ability to obtain brokered deposits as an additional funding source could be limited;

•
the markets in which we operate are highly competitive;

•
our results of operations may be adversely affected by changes in national and/or local economic conditions;

•
changes in laws and regulations could adversely affect our business;

•
current conditions in, and regulation of, the banking industry may have a material adverse effect on our results of operations;

•
a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyberattacks, could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses;

•
changes in cybersecurity or privacy regulations may increase our compliance costs, limit our ability to gain insight from data and lead to increased scrutiny;

•
we may experience increased delays in foreclosure proceedings;

•
our inability to hire or retain key personnel could adversely affect our business;

•
we are not required to pay dividends on our common stock;

•
our financial results may be adversely impacted by global climate changes; and

•
our financial results may be adversely impacted by ESG requirements.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which Flushing and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.
ABOUT THIS DOCUMENT
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. You may review a copy of the registration statement at the SEC’s Public Reference Room as well as through the SEC’s internet site, as described below. Under this shelf registration process, we may offer and sell the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.
In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those portions that may be “furnished” and not filed with the SEC) until our offering is completed:
•
Annual Report on Form 10-K for the year ended December 31, 2023;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024;

•
Current Reports on Form 8-K filed on January 26, 2024 (with respect to Items 4.02 and 8.01), March 21, 2024, May 30, 2024, June 18, 2024 and September 17, 2024;

•
Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 18, 2024 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023; and

•
The description of our common stock contained in the registration statement on Form 8-A, filed on September 30, 1996 with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:
Flushing Financial Corporation
220 RXR Plaza
Uniondale, New York 11556
(718) 961-5400
ABOUT FLUSHING FINANCIAL CORPORATION
Flushing Financial Corporation is a Delaware corporation and is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. The principal executive offices of Flushing are located at 220 RXR Plaza, Uniondale, New York 11556. The telephone number for Flushing is (718) 961-5400.

RISK FACTORS
Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1 under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.
USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following summary discusses the material terms of our capital stock. This description is a summary only and not meant to be complete but is qualified in its entirety by reference to the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), charter and amended and restated bylaws. For more detailed information, you should refer to our charter and amended and restated bylaws, which we have filed with the SEC and are incorporating by reference herein, and the DGCL.
Our charter provides that we may issue up to 105,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. There were 29,068,903 shares of our common stock outstanding as of October 31, 2024. There currently are no other classes or series of preferred stock authorized or outstanding.
We are a Delaware corporation governed by the DGCL. Under Delaware law, stockholders generally are not responsible for a corporation’s debts or obligations.

DESCRIPTION OF COMMON STOCK
Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. There is no cumulative voting for election of directors. In uncontested elections, director nominees must be elected by the majority of votes cast at the annual meeting of stockholders. Incumbent directors who fail to receive a majority of votes — and who would otherwise remain in office until a successor is elected under Delaware law — are required to offer a letter of resignation for consideration by the Board of Directors. Plurality voting applies if the number of nominees exceeds the number of open director positions.
Holders of our common stock vote together as a single class, except as otherwise provided by law. Holders of shares of our common stock have no preemptive rights, conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All shares of common stock will, when issued, be fully paid and non-assessable.
Dividends
Subject to the DGCL and the rights of holders of any outstanding preferred stock, holders of our common stock will be entitled to share dividends equally, share for share.
Certain Effects of Authorized but Unissued Stock
We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.
The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.
Certain Provisions Affecting Change in Control
Certain provisions of our certificate of incorporation and bylaws, the Bank’s New York State charter and bylaws, certain federal regulations and provisions of Delaware corporation law, and certain provisions of remuneration plans and agreements applicable to employees and officers of the Bank may have anti-takeover effects by discouraging potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors. Applicable regulatory restrictions may also prevent or inhibit the acquisition of a controlling position in our common stock and may prevent or inhibit takeover attempts that certain stockholders may deem to be in their or other stockholders’ interest or in our interest, or in which stockholders may receive a substantial premium for their shares over then current market prices. These provisions may also increase the cost of, and thus discourage, any such future acquisition or attempted acquisition, and would render the removal of our current Board of Directors or management more difficult.
Transfer Agent and Registrar
Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX 77842-3170, is the transfer agent and registrar of our common stock.

DESCRIPTION OF PREFERRED STOCK
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designation, with respect to the establishment of a series of preferred stock which would be filed with the SEC in connection with the offering of such series of preferred stock.
Our Certificate of Incorporation permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. The board of directors can fix the voting powers (if any) and designations, preferences and relative, participating, optional or of the special rights of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. No preferred stock is currently outstanding.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
•
the designation and stated value per share of the preferred stock and the number of shares offered;

•
the amount of the liquidation preference per share;

•
the price at which the preferred stock will be issued;

•
the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•
any redemption or sinking fund provisions;

•
any conversion provisions;

•
the voting rights (if any) of holders of shares of the preferred stock;

•
whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•
any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank
Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:
•
senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the “junior securities”);

•
equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the “parity securities”); and

•
junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends
Holders of the preferred stock of each series will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.
Rights Upon Liquidation
If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
Redemption
We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option, with prior Federal Reserve Board approval, if required. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.
On or after a redemption date, unless we default on the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock, or (2) the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.
Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Amended and Restated Certificate of Incorporation.
Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series; and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.
Exchangeability
We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee to be selected. The forms of both the senior and subordinated indentures are exhibits to the registration statement of which this prospectus forms a part.
The following description briefly sets forth certain general terms and provisions of the debt securities and does not purport to be complete. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, you must refer to both the related prospectus supplement and to the following description. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.
Debt Securities
The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
•
title and aggregate principal amount;

•
whether the securities will be senior, subordinated or junior subordinated;

•
applicable subordination provisions, if any;

•
conversion or exchange into other securities;

•
percentage or percentages of principal amount at which such securities will be issued;

•
maturity date(s);

•
interest rate(s) or the method for determining the interest rate(s) and the method of computation of interest rate(s);

•
dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•
redemption or early repayment provisions;

•
authorized denominations;

•
form of debt security;

•
amount of discount or premium, if any, with which such securities will be issued;

•
whether such securities will be issued in whole or in part in the form of one or more global securities;

•
identity of the depositary for global securities;

•
whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•
the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•
any covenants applicable to the particular debt securities being issued;

•
any defaults and events of default applicable to the particular debt securities being issued;

•
currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•
time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•
securities exchange(s) on which the securities will be listed, if any;

•
whether any underwriter(s) will act as market maker(s) for the securities;

•
extent to which a secondary market for the securities is expected to develop;

•
our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•
provisions relating to covenant defeasance and legal defeasance;

•
provisions relating to satisfaction and discharge of the indenture;

•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•
additional terms not inconsistent with the provisions of the indenture.

General
One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
We will describe the U.S. federal income tax consequences and special considerations, if any, applicable to any such series in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
Subject to the limitations provided in the indenture and in the prospectus supplement, you may transfer or exchange debt securities that we issue in registered form at our corporate office or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. We will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary, or any such nominee to a successor of such depositary or a nominee of such successor. We will describe the specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security in the applicable prospectus supplement.
Payment and Paying Agents
Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to such interest as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate debt securities additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.
All moneys or United States government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.
Consolidation, Merger and Sale of Assets
The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (a) the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the debt securities, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both would become an Event of Default, shall have occurred and be continuing, and (c) certain other conditions as prescribed in the indenture are met.
The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.
Events of Default
Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:
(a)
our failure to pay principal of or any premium on any debt security of that series when due, whether at maturity, upon redemption, by accelerating the maturity or otherwise;

(b)
our failure to pay any interest on any debt securities of that series when due, continued for 30 days;

(c)
our failure to deposit any sinking fund payment, when due, in respect of any debt security of that series;

(d)
our failure to observe or perform any other covenant contained in the indenture (other than a covenant included in the indenture solely for the benefit of a series other than that series), continued for 60 days after written notice to us by the trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in the indenture; and

(e)
certain events related to our bankruptcy, insolvency or reorganization.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an Event of Default relating to the payment of interest, principal or any sinking fund installment involving any series of debt securities has occurred and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series

(or, in the case of any debt security that is an original issue discount security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately.
If an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of senior debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of senior debt securities outstanding may declare the entire principal amount of all of the series of senior debt securities due and payable immediately.
Similarly, if an Event of Default relating to the performance of other covenants occurs and is continuing for a period of 90 days after notice of such, or if any other Event of Default occurs and is continuing involving all of the series of subordinated debt securities, then the trustee or the holders of not less than 25% in aggregate principal amount of all of the series of subordinated debt securities outstanding may declare the entire principal amount of all of the series of subordinated debt securities due and payable immediately.
If, however, the Event of Default relating to the performance of other covenants or any other Event of Default that has occurred and is continuing is for less than all of the series of senior debt securities or subordinated debt securities, as the case may be, then, the trustee or the holders of not less than 25% in aggregate principal amount of each affected series of the senior debt securities or the subordinated debt securities, as the case may be, may declare the entire principal amount of all debt securities of such affected series due and payable immediately.
If an Event of Default described in clause (e) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “Modification and Waiver”.
Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless, among other bases, (a) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of that series, (b) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (c) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security.
We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to our knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver
Modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series of senior or subordinated debt securities, as the case may be, affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected,
(a)
change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

(b)
reduce the principal amount of, or any premium or interest on, any debt security;

(c)
reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity;

(d)
change the place or currency of payment of principal of, or any premium or interest on, any debt security;

(e)
modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated securities in a manner adverse to the holders of those securities;

(f)
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

(g)
reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture;

(h)
reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults; or

(i)
modify such provisions with respect to modification and waiver.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture, except a default in the payment of principal, premium or interest or certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.
The indenture will provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date, (a) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity to such date, (b) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security and (c) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (a) or (b) above, of the amount described in such clause). Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, will not be deemed to be outstanding.
Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.
Defeasance and Covenant Defeasance
If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions relating to defeasance and discharge of indebtedness or relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series.
Defeasance and Discharge.   The indenture may provide that upon our exercise of our option (if any) we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.
Defeasance of Certain Covenants.   The indenture also may provide that, upon our exercise of our option (if any) we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.
The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.
If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary, or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.
Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed, plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely, upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.
Inspection of Books
Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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any applicable anti-dilution provisions;

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any applicable redemption or call provisions;

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the circumstances under which the warrant exercise price may be adjusted;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material United States federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.
We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain United States federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION
We may offer and sell these securities in any one or more of the following ways:
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to the public through a group of underwriters managed or co-managed by one or more underwriters, or through dealers;

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through one or more agents;

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directly to purchasers; or

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through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to those prevailing market prices; or

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at negotiated prices.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name or names of any agents, dealers or underwriters included in the offer and sale of the securities;

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the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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any discounts and commissions to be allowed or paid to the agents or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with which the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions, except that:
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the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery.

The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.
The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commission payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.
To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.
If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:
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commercial and savings banks;

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insurance companies;

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pension funds;

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investment companies; and

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educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.
Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.
The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.
If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710.
We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their positions, deliver this prospectus in connection with some or all of those sales, and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our common stock short using this prospectus and deliver our common stock covered by this prospectus to close out such short positions, or loan or pledge our common stock to financial institutions that in turn may sell the shares of our common stock using this prospectus. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledges or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.
We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Certain of the underwriters and their associates and affiliates may in the ordinary course of business be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates.

VALIDITY OF SECURITIES
The validity of the securities may be passed upon for us by Hughes Hubbard & Reed LLP, or by counsel named in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents.
EXPERTS
The consolidated financial statements of Flushing Financial Corporation as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

4,590,164 Shares
Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Keefe, Bruyette & Woods A Stifel Company	Piper Sandler	Raymond James
December 12, 2024